EXHIBIT A




                       Acquisitions of Old Shares by the
                     Partnership During the Past Sixty Days


               Date of          Amount of                        Price Per
             Transaction        Old Shares   Aggregate Price     Old Share

            March 10, 1995        22,500     $   799,650.00      $ 35.540
            March 13, 1995        86,600       3,115,002.00        35.970
            March 13, 1995        15,000         539,700.00        35.980
            March 14, 1995        25,500         919,020.00        36.040
            March 22, 1995       176,600       6,419,851.50        36.3525
            April  5, 1995           200           7,270.50        36.353

        All Old Shares were purchased in transactions on The Nasdaq National Market.



                       Dispositions of Old Shares by the
                     Partnership During the Past Sixty Days


               Date of          Amount of                        Price Per
            Transaction        Old Shares   Aggregate Price     Old Share

            March 15, 1995        12,700     $   459,867.00      $ 36.210
            March 16, 1995        10,000         362,100.00        36.210
            March 22, 1995       210,000       7,612,500.00        36.250
            March 22, 1995       100,000       3,625,000.00        36.250
            March 23, 1995       150,000       5,446,875.00        36.3125

        All Old Shares were disposed of in transactions on The Nasdaq National Market.

















                             (Page 11 of 12 Pages)







                         Acquisitions of Shares by the
                     Partnership During the Past Sixty Days


               Date of          Amount of                        Price Per
             Transaction          Shares     Aggregate Price       Share

            March 15, 1995        30,000     $ 1,029,063.00      $ 34.302
            March 17, 1995        10,000         342,500.00        34.250
            March 21, 1995         5,800         198,650.00        34.250
            March 21, 1995        20,000         686,250.00        34.313
            March 22, 1995       105,000       3,596,250.00        34.250
            March 22, 1995       127,500       4,371,720.00        34.288
            March 23, 1995        75,000       2,573,437.00        34.313
            March 29, 1995        25,000         859,375.00        34.375
            March 31, 1995        15,000         515,625.00        34.375
            April  4, 1995        10,000         343,750.00        34.375
            April  5, 1995        12,500         429,687.50        34.375
            April  7, 1995         5,000         171,875.00        34.375
            April  7, 1995         5,000         171,875.00        34.375
            April 10, 1995        15,000         515,625.00        34.375
            April 11, 1995         5,000         171,875.00        34.375
            April 12, 1995        15,000         513,750.00        34.250

        All Shares were purchased in transactions on The Nasdaq Na-tional Market.

























                             (Page 12 of 12 Pages)